UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2021

J.JILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38026	45-1459825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Batterymarch Park

Quincy, MA 02169

(Address of principal executive offices) (Zip Code)

(617) 376-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	JILL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

On June 1, 2021, pursuant to the Priming Credit Agreement (the “Credit Agreement”), dated as of September 30, 2020, by and among J.Jill, Inc. (the “Company”), Jill Acquisition LLC, as the borrower, the lenders party thereto from time to time (the “Priming Lenders”) and Wilmington Trust, National Association, as administrative agent and collateral agent, the Company issued 272,097 additional shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). These shares were issued to the Priming Lenders under the Credit Agreement to satisfy the requirement to issue “Additional Shares” (as defined in the Credit Agreement) in connection with the financial restructuring of the Company’s capital structure and indebtedness consummated on September 30, 2020.

The Common Stock issuance was undertaken in reliance upon the exemptions from registration provided by Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2021	J.JILL, INC.

	By:	/s/ Mark Webb
	Name:	Mark Webb
	Title:	Executive Vice President and Chief Financial Officer